Exhibit 10.19

EXECUTION COPY

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CARGILL DIRECT

FUTURES ADVISORY AGREEMENT

This Agreement is made and entered into as of the 25th day of September, 2006, by and between Cargill Commodity Services Inc., a Delaware corporation, doing business as Cargill Direct (the “Advisor” or “CARGILL DIRECT”), and Buffalo Lake Energy, LLC, a Delaware limited liability company (the “Client” and together with the Advisor the “Parties” and individually a “Party”).

WITNESSETH:

WHEREAS, CARGILL DIRECT is a commodity trading advisor registered with the Commodity Futures Trading Commission (“CFTC”) and a member of National Futures Association;

WHEREAS, pursuant to Regulation 4.31 of the CFTC under the Commodity Exchange Act, as amended, CARGILL DIRECT has heretofore delivered to Client a Disclosure Document dated January 12, 2006 (the “Disclosure Document”);

WHEREAS, Client has reviewed and understands the Disclosure Document and is, by execution and delivery of this Agreement, delivering to CARGILL DIRECT acknowledgment of Client’s receipt thereof, in accordance with Regulation 4.31(b) of the CFTC;

WHEREAS, Client intends to construct, own and operate a commercial facility at Fairmont, Minnesota that will produce denatured fuel-grade ethanol (as such plant may be expanded or upgraded according to the terms of Corn Supply Agreement, the “Ethanol Facility”), which Ethanol Facility is anticipated to produce approximately 110 million gallons per year; and

WHEREAS, Client desires to obtain the benefit of CARGILL DIRECT’s knowledge and experience by retaining the Advisor to provide advisory services as described herein in connection with corn feed stock procurement by Client for operation of the Ethanol Facility (the “Advisory Program”);

WHEREAS, CARGILL DIRECT desires to provide such advisory services, upon the terms and conditions set forth in the Disclosure Document and herein, it being understood and agreed that the terms on which any futures brokerage services are performed in connection with such advice, through a managed account or otherwise, shall be established by the customer agreement between Client and the futures commission merchant (“Broker”) selected by Client;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Master Agreement. The Parties have executed a Master Agreement of even date herewith (as amended from time to time, the “Master Agreement”). The terms and conditions of the Master Agreement are hereby incorporated herein by reference. To the extent any provision of the Master Agreement conflicts with any provision contained herein, the provision contained herein will control. Terms capitalized but not defined in this Agreement shall have the meanings ascribed to them by the Master Agreement.

2. Advisory Services. Client hereby retains CARGILL DIRECT to provide futures advisory services. These services will include:

(a) Hedging Strategy and Budget. CARGILL DIRECT, together with the Client, has developed a customized corn procurement and hedging strategy and budget for the Client which includes risk management tools such as futures transactions, swaps, futures options, futures and future option derivatives, also known as over-the-counter transactions (“OTC Transactions”) and/or combinations thereof (“Risk Management Transactions”), and which covers an annual operational period as specified therein. The hedging strategy and budget will be reviewed and updated by Client, in consultation with CARGILL DIRECT, at least sixty (60) days prior to the expected Provisional Acceptance Date for the Ethanol Facility, and thereafter on an annual basis, or more frequently as requested by Client or CARGILL DIRECT, at the times specified therein. The approved strategy and budget, as so updated, is referred to in this Agreement as the “Risk Management Plan”. Included in the Risk Management Plan, the Client will establish a risk management committee (the “Risk Management Committee”) that will establish and maintain specific position limits as it relates to corn futures and all other Risk Management Transactions. CARGILL DIRECT will not exceed the position limits established by the Risk Management Committee in the Risk Management Plan from time to time. CARGILL DIRECT will use its market knowledge and trading expertise with the goal of achieving as low a price as possible for the Client’s corn feed stock while adhering to the limitations described in this Agreement and in the Risk Management Plan in effect.

(b) Deliverables. CARGILL DIRECT will:

•	Implement the customized hedging strategy according to the agreed budget and the Risk Management Plan in effect from time to time
•	Provide weekly market consultation by telephone on US/World corn markets
•	Assist in developing FY budgets for CBOT futures values
•	Provide monthly financial statements in a form and content mutually agreed upon by the Parties
•	Provide fundamental and technical analysis of market conditions as requested by the Client

•	Meet with the Client quarterly to evaluate performance
•	Attend Risk Management Committee meetings as requested by the Client
•	Deliver to Client upon request any and all calculations and determinations made by CARGILL DIRECT pursuant to this Agreement in reasonable detail.
•

Meet with the Client annually and at such other times as requested by Client or CARGILL DIRECT to evaluate performance and establish the following year’s budget and to agree on appropriate updates for the Risk Management Plan

(c) Risk Management Advisory Services. CARGILL DIRECT will manage Client’s Advisory Program by designing and executing on risk management strategies on Client’s behalf intended to reduce Client’s exposure to volatility in corn prices. Specifically, CARGILL DIRECT will place futures and futures options trades and all other Risk Management Transactions for Client’s account (without Client consultation, except to the extent such consultation is required by the Risk Management Plan) within the parameters specified in the Risk Management Plan and in a manner consistent with the principles established in the Risk Management Plan, as contemplated and authorized by this Agreement and the Power of Attorney document of even date herewith, attached and hereby incorporated into this Agreement by this reference as Exhibit A.

(d) Mechanics for Exiting Futures Positions. CARGILL DIRECT will work with the Client to either exit any open futures positions prior to the business day prior to the first business day of the delivery month of the applicable futures contract, move the futures position to a forward futures month or exchange the open futures position with Cargill AgHorizons to price forward cash contracts.

3. Term of Agreement; Early Termination.

(a) The term of this Agreement shall be an initial period of ten (10) years commencing on the Provisional Acceptance Date for the Ethanol Facility ( the “Initial Term”), subject however to early termination pursuant to Section 3(b), Section 3(c), or Section 11 hereof. At the request of either Party, during the six-month period prior to the end of the fifth (5th) year of the Initial Term, the Parties shall meet and review the terms and conditions of this Agreement and the compensation paid to CARGILL DIRECT hereunder, and, if necessary or appropriate in the opinion of either Party, enter into good faith discussions regarding potential modifications as necessary or appropriate to ensure that this Agreement is fair and equitable to both Parties. It is understood and agreed, however, that even if the Parties are unable to agree on any modifications, this Agreement will nevertheless remain in effect for the remainder of the Initial Term.

(b) Client will have the right to terminate this Agreement at any time after the end of the second anniversary of the Provisional Acceptance Date, and prior to the end of the Initial Term, if the “Cargill Hedge Price” (as defined in Section 4(c)) for each month in any twelve (12) consecutive calendar month period during the Initial Term exceeds by more than ten percent (10%) the average of the “Target Corn Price” (as defined in Section 4(c)) calculated for each of those calendar months. In the event Client desires to terminate this Agreement pursuant to this paragraph, Client shall provide written notice of termination to CARGILL DIRECT within sixty (60) days after the end of the 12-month period giving rise to the termination right, and the written notice of termination shall specify a termination date no earlier than fifteen (15) days after the date of the termination notice. As promptly as practicable after any such termination, all outstanding risk management transactions between the Parties shall be financially settled as of the termination date pursuant to the terms of the agreements governing those transactions, and such termination shall not relieve Client of its obligation to pay to CARGILL DIRECT any amounts due under this Agreement.

(c) CARGILL DIRECT may terminate this Agreement prior to the end of the Initial Term under the circumstances and in the manner provided in Section 3 of the Master Agreement.

4. Compensation. As compensation for the advisory services to be performed by CARGILL DIRECT, Client agrees to pay CARGILL DIRECT:

(a) Flat Fee. A base monthly fee of $[*] per bushel per calendar month based on the projected number of bushels of corn hedged, as set forth in the Risk Management Plan in effect for the month, which shall be due and payable within five (5) days of the end of each calendar month (“Flat Fee”).

(b) Performance Incentive. The Parties shall use commercially reasonable efforts to agree on a market-based performance incentive (“Performance Incentive”) prior to the commercial operation of the Ethanol Facility. As a guide to establishing the Performance Incentive, the Parties agree to negotiate in good faith.

(c) Definitions:

i. Cargill Hedge Price is the final futures buying price achieved by CARGILL DIRECT for corn to be delivered during the applicable Shipment Period taking into account all gains and losses from hedging the same during the Pricing Period through its hedging for Client’s account.

The Client will maintain trading accounts for the purpose of determining the Cargill Hedge Prices and will provide discretionary authority to CARGILL DIRECT to enter trades on the Client’s behalf, subject to the parameters contained in this Agreement and in the Risk Management Plan in effect from time to time. CARGILL DIRECT will assume that Client’s corn usage (“Projected Corn Usage”) is 3.46 million bushels per calendar month when hedging, except as otherwise provided in the Risk Management Plan in effect from time to time. In the event that Client’s actual corn usage is significantly different (greater than 10%), the Client will communicate changes within 5 business days of first notice or knowledge of such difference. In such event, CARGILL DIRECT will make

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

every reasonable effort to minimize the economic impact on the Client’s position. The Parties agree that trades made to accommodate Client’s adjustment to the Projected Corn Usage will not be taken into account in the calculation of the Performance Incentive for the Shipment Periods for which Cargill already has taken a hedge position.

ii. Target Corn Price for any Shipment Period shall be an amount negotiated by the Parties in good faith prior to such Shipment Period.

iii. Pricing Period is the period during which the Projected Corn Usage for the applicable Shipment Period will be hedged in Client’s account and shall run from the effective date of this Agreement through the CBOT close on the last trading day of the calendar month preceding the first day of the applicable Shipment Period.

(d) Payment. All Compensation due shall be payable to CARGILL DIRECT at:

CARGILL DIRECT

c/o Cargill, Inc. – Attn: Clayton Weiby

15407 McGinty Road West, MS #20

Wayzata, MN 55391-2399

(e) Brokerage Fees. CARGILL DIRECT will receive no compensation for brokerage fees. All trades shall be executed through an introducing broker other than CARGILL DIRECT.

5. Standard of Liability; Risk of Loss. Client represents and warrants that it understands the risks involved with the Advisory Program, including, without limitation, the risks set forth on the Risk Disclosure Statement, attached hereto as Exhibit B; the possibility that an entire investment may be lost and that liability could exceed the assets in Client’s brokerage account; the fact that such brokerage account will be subject to brokerage commissions regardless of whether profits are earned; that even if best efforts are used to close out all positions in the account at a particular time, there is no assurance that any such open positions will be closed out without incurring additional losses; and that fees for CARGILL DIRECT advisory services will be charged regardless of whether the Advisory Program as a whole is successful. The Advisor makes no guarantee that its Advisory Program will result in a profit or will not result in a loss for Client. CARGILL DIRECT, its principals, officers, employees, agents and affiliates shall not be liable, responsible or accountable in damages or otherwise to Client, its successors or assigns, except for willful misconduct, fraud or bad faith on the part of CARGILL DIRECT, or any breach by CARGILL DIRECT of its obligation to effect transactions only within the parameters specified in the Risk Management Plan as specified in Section 2(c), or a breach of CARGILL DIRECT’s obligations specified in this Agreement. Other than in such circumstances, all advice provided to Client pursuant to the Advisory Program, is at Client’s risk, and Client shall be solely liable therefore. Client is willing and financially able to sustain such losses should they occur. CARGILL DIRECT shall not be liable to Client for the loss of any margin deposits or other Client funds or property that is the direct or indirect result of the bankruptcy, insolvency, liquidation, receivership, custodianship or assignment for the benefit of creditors of any bank, clearing or other broker, exchange, clearing organization or similar entity, or of any grain elevator or other storage facility.

6. Advisory Services to Various Clients. Client understands that CARGILL DIRECT may advise a variety of clients with differing degrees of risk tolerance. It is understood that such variation may result in substantial differences between the results achieved by Client and the results achieved by other clients advised by CARGILL DIRECT. CARGILL DIRECT hereby agrees that under no circumstances will it knowingly recommend or use strategies for Client that are inferior to strategies recommended or used for any other similarly situated client advised by CARGILL DIRECT, nor will it knowingly or deliberately favor any client advised by CARGILL DIRECT over Client in any way or manner.

7. Confidentiality. CARGILL DIRECT agrees to respect and protect the confidentiality of information pertaining to the Client. Client agrees to respect and protect the confidentiality of CARGILL DIRECT’s strategies to the fullest extent practicable. Client shall (1) limit access to and knowledge of CARGILL DIRECT’s advice, positions, trades and trading methods to those with a reasonable need to know, (2) prevent others under its control from knowingly duplicating in other accounts the positions and trades recommended to Client, and (3) shall not duplicate, reprint or resell any of the advice or the printed material provided to Client by CARGILL DIRECT. Notwithstanding the foregoing, Client and CARGILL DIRECT acknowledge and agree that (a) Client may provide such information to any wholly-owned Affiliate which owns or operates an ethanol production facility, for which Cargill and the Affiliate have entered into agreements similar in nature to the Goods and Services Agreements, provided that such Affiliate agrees to be bound by the terms hereof or otherwise agree to maintain the confidential nature of such information, and provided further that Client may no longer provide such information to the owner of such ethanol production facility after the owner is no longer wholly-owned by the Client, (b) Client may provide such information to the Financing Parties and any existing or potential parties to Risk Management Transactions and guarantors, to rating agencies, to Persons to which offering statements or other disclosure documents associated with the private or public offering of debt securities by or on behalf of Client are provided, to financial institutions and other Persons providing or expressing interest in providing debt financing or refinancing, lease financing and/or credit support in connection with the construction and operation of the Ethanol Facility, and to Persons that are potential equity participants or transferees or purchasers of the Ethanol Facility, provided that such Person executes a confidentiality agreement in substantially the form of Exhibit C hereto in which such Person agrees (i) to be bound by the terms hereof or otherwise agree to maintain the confidential nature of such information, and (ii) to use such information only for purposes of evaluating their investment or other involvement in the Ethanol Facility, and (c) each Party may provide such information to its board members and equity owners consistent with its internal governance practices. Notwithstanding the foregoing, Client may disclose such information if requested by any governmental authority, if subject to a subpoena, or in connection with any litigation, arbitration or dispute.

8. Notices. All notices, demands and other communications made hereunder shall be in writing and shall be deemed to have been duly given if hand delivered or mailed by registered mail to the address stated herein, or to such other address as the Parties may hereafter direct in writing:

If to CARGILL DIRECT

c/o Cargill, Incorporated

15407 McGinty Road West, MS #20

Wayzata, MN 55391-2399

Attn: Clayton Weiby

If to Client:

Buffalo Lake Energy, LLC

1625 Broadway, Suite 2400

Denver, CO 80202

Attn: Scott Pearce

9. Governing Law. This Agreement shall be construed and governed by the laws of the State of New York without regard to principles of conflicts of laws, except for Sections 5-1401 and 5-1402 of the New York General Obligations Law and except as otherwise provided in Exhibit E with respect to arbitration. If any one or more of the provisions of this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns. Neither Party may assign this Agreement except as permitted by the Master Agreement. Client may assign this Agreement to the Financing Parties as security for financing the Ethanol Facility. The Financing Parties may further assign this Agreement upon foreclosure or assignment in lieu of foreclosure to any Person which has acquired the Ethanol Facility; provided, however, that lenders shall not assign this Agreement to any entity (or its successors or any assignee of substantially all of its ethanol business) that directly competes with Cargill, Incorporated or CARGILL DIRECT and that is identified on Exhibit D hereto. All other assignments by Client require the consent of CARGILL DIRECT, not to be unreasonably withheld.

11. Events of Default and Termination Upon Event of Default.

(a) Events of Default. The occurrence at any time with respect to a Party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such Party:

i. Failure to Pay. Failure by the Party to make when due, any payment, including any undisputed portion of an invoice, under this Agreement if such failure is not remedied on or before the fifth business day after notice of such failure is given to the Party; provided, however, that it shall not constitute an Event of Default under this Agreement for the Party to fail to make a payment while such Party’s obligation to make such payment is being contested in good faith by such Party provided that any undisputed portion of such payment has been made;

ii. Breach of Risk Management Plan. Failure by CARGILL DIRECT in any material respect to comply strictly with the Risk Management Plan;

iii. Breach of Agreement. Failure by the Party to comply in any material respect with any provision of or perform any material obligation (other than an obligation to make any payment under this Agreement) to be complied with or performed by the Party in accordance with this Agreement if such failure is not remedied on or before the second day after notice of such failure is given to the Party;

iv. Bankruptcy. The Party files a petition in bankruptcy, has filed against it an involuntary petition in bankruptcy and fails to controvert such petition in an appropriate manner within 60 days of the filing thereof, makes an assignment for the benefit of creditors, has a trustee or receiver appointed for any or all of its assets, is insolvent or fails or is unable to pay its debts when due.

(b) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a Party (the “Defaulting Party”) has occurred and is then continuing, the other Party (the “Non-Defaulting Party) may terminate this Agreement, by providing the Defaulting Party with at least 3 days’ notice; provided, however, that Client may terminate this Agreement immediately upon notice to CARGILL DIRECT upon any breach of the Risk Management Plan. No termination of this Agreement shall, however, relieve either Party of the obligation to pay the other Party any sums due the other Party under this Agreement.

(c) No Limit On Default Remedies. This Section 11 is not intended to and shall not be construed as limiting any rights or remedies either Party may otherwise have at law or in equity or pursuant to the provisions of this Agreement or the Master Agreement in connection with any breach or default by the other Party under this Agreement.

12. Standard. Each Party shall perform its obligations under this Agreement in good faith and in a commercially reasonable manner.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which shall constitute one and the same instrument.

14. Arbitration. All disputes and controversies arising out of this Agreement shall be subject to the dispute resolution procedures specified in Section 6(a) and Section 6(f) of the Master Agreement and, if unsuccessful, shall be settled in accordance with the arbitration agreement attached hereto and incorporated herein as Exhibit E.

15. Integration. This Agreement and its Exhibits (and to the extent incorporated herein, the Master Agreement) sets forth the complete Agreement between the Parties with respect to the subject matter hereof. Other than the Master Agreement and the other Goods and Services Agreement described therein, there are no collateral agreements or representatives of either Party which affect this Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of Client and CARGILL DIRECT by their duly authorized representatives or officers as of the date first set forth above.

BUFFALO LAKE ENERGY, LLC		CARGILL COMMODITY SERVICES INC., DBA CARGILL DIRECT
By:	/s/ Scott H. Pearce	By:	/s/ Dennis Inman

Name:	Scott H. Pearce	Name:	Dennis Inman

Title:	Authorized Representative	Title:	President — Cargill Commodity Services, Inc.

EXHIBIT A

POWER OF ATTORNEY FOR FUTURES AND OPTIONS ON FUTURES TRANSACTIONS

Client hereby irrevocably constitutes and appoints CARGILL DIRECT as Client’s agent and true and lawful attorney-in-fact, in its name, place and stead, to (i) enter into OTC Transactions (as defined in their Futures Advisory Agreement) for the account and risk of Client through the Managed Account and (ii) order withdrawal of funds from the Managed Account to pay the brokerage commissions owed to Broker, subject in the case of both clause (i) and (ii) to the limits set forth in the Risk Management Plan in effect between Client and CARGILL DIRECT pursuant to their Futures Advisory Agreement. Client hereby agrees to indemnify and hold CARGILL DIRECT, its principals and affiliates, harmless from, and pay CARGILL DIRECT promptly upon demand, any and all loss, cost, indebtedness and liabilities arising therefrom; provided, however, that Client shall not be required to indemnify CARGILL DIRECT with respect to any such losses, costs, indebtedness or liabilities arising from a transaction for which CARGILL DIRECT is responsible as specified in Section 5 of the Future Advisory Agreement. Client hereby ratifies and confirms any and all transactions made by CARGILL DIRECT on behalf of or for the account of Client within the parameters set forth in the Risk Management Plan, and acknowledges that Client shall have no right of prior consultation with CARGILL DIRECT or of approval of particular trades, except to the extent such consultation is required by the Risk Management Plan. As attorney-in-fact, CARGILL DIRECT shall be, in all matters necessary or incidental to the conduct of the Managed Account authorized to act for Client in the same manner and with the same force and effect as Client might or could do. The foregoing power of attorney and commodity trading authority shall be deemed to be continuing and shall remain in full force and effect until such time as the Futures Advisory Agreement shall have been terminated pursuant to its terms. Such power of attorney may not be modified or limited orally or by any course of dealing between CARGILL DIRECT and Client; any such modification or limitation being required to be in writing to be of any force or effect.

BUFFALO LAKE ENERGY, LLC
By:

Name:

Title:

Cargill Commodity Services Inc., dba CARGILL DIRECT
By:

Name:

Title:

EXHIBIT B

RISK DISCLOSURE STATEMENT

THE RISK OF LOSS IN TRADING COMMODITIES CAN BE SUBSTANTIAL. YOU SHOULD THEREFORE CAREFULLY CONSIDER WHETHER SUCH TRADING IS SUITABLE FOR YOU IN LIGHT OF YOUR FINANCIAL CONDITION. IN CONSIDERING WHETHER TO TRADE OR TO AUTHORIZE SOMEONE ELSE TO TRADE FOR YOU, YOU SHOULD BE AWARE OF THE FOLLOWING:

IF YOU PURCHASE A COMMODITY OPTION YOU MAY SUSTAIN A TOTAL LOSS OF THE PREMIUM AND OF ALL TRANSACTION COSTS.

IF YOU PURCHASE OR SELL A COMMODITY FUTURE OR SELL A COMMODITY OPTION YOU MAY SUSTAIN A TOTAL LOSS OF THE INITIAL MARGIN FUNDS AND ANY ADDITIONAL FUNDS THAT YOU DEPOSIT WITH YOUR BROKER TO ESTABLISH OR MAINTAIN YOUR POSITION. IF THE MARKET MOVES AGAINST YOUR POSITION, YOU MAY BE CALLED UPON BY YOUR BROKER TO DEPOSIT A SUBSTANTIAL AMOUNT OF ADDITIONAL MARGIN FUNDS, ON SHORT NOTICE, IN ORDER TO MAINTAIN YOUR POSITION. IF YOU DO NOT PROVIDE THE REQUESTED FUNDS WITHIN THE PRESCRIBED TIME, YOUR POSITION MAY BE LIQUIDATED AT A LOSS, AND YOU WILL BE LIABLE FOR ANY RESULTING DEFICIT IN YOUR ACCOUNT.

UNDER CERTAIN MARKET CONDITIONS, YOU MAY FIND IT DIFFICULT OR IMPOSSIBLE TO LIQUIDATE A POSITION. THIS CAN OCCUR, FOR EXAMPLE, WHEN THE MARKET MAKES A “LIMIT MOVE.”

THE PLACEMENT OF CONTINGENT ORDERS BY YOU OR YOUR TRADING ADVISOR, SUCH AS A “STOP-LOSS” OR “STOP-LIMIT” ORDER, WILL NOT NECESSARILY LIMIT YOUR LOSSES TO THE INTENDED AMOUNTS, SINCE MARKET CONDITIONS MAY MAKE IT IMPOSSIBLE TO EXECUTE SUCH ORDERS.

A “SPREAD” POSITION MAY NOT BE LESS RISKY THAN A SIMPLE “LONG” OR “SHORT” POSITION.

THE HIGH DEGREE OF LEVERAGE THAT IS OFTEN OBTAINABLE IN COMMODITY TRADING CAN WORK AGAINST YOU AS WELL AS FOR YOU. THE USE OF LEVERAGE CAN LEAD TO LARGE LOSSES AS WELL AS GAINS.

IN SOME CASES, MANAGED COMMODITY ACCOUNTS ARE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY FEES. IT MAY BE NECESSARY FOR THOSE ACCOUNTS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS AGREEMENT CONTAINS A

B-1

COMPLETE DESCRIPTION OF EACH FEE TO BE CHARGED TO YOUR ACCOUNT BY THE COMMODITY TRADING ADVISOR.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ASPECTS OF THE COMMODITY MARKETS. YOU SHOULD THEREFORE CAREFULLY STUDY THIS DISCLOSURE DOCUMENT AND COMMODITY TRADING BEFORE YOU TRADE.

THIS COMMODITY TRADING ADVISOR IS PROHIBITED BY LAW FROM ACCEPTING FUNDS IN THE TRADING ADVISOR’S NAME FROM A CLIENT FOR TRADING COMMODITY INTERESTS. YOU MUST PLACE ALL FUNDS FOR TRADING IN THIS TRADING PROGRAM DIRECTLY WITH A FUTURES COMMISSION MERCHANT.

B-2

EXHIBIT C

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (“Agreement”), is made effective this _____ day of __________, 20__ (the “Effective Date”) by and among CARGILL COMMODITY SERVICES INC. a Delaware corporation, doing business as CARGILL DIRECT (“CARGILL DIRECT”), BUFFALO LAKE ENERGY, LLC, a Delaware limited liability company (“Buffalo Lake”), and Cargill, Incorporated , a Delaware corporation (“Cargill”) collectively referred to hereinafter as “Parties” or individually as a “Party.”

1. Purpose of this Agreement.

The purpose of this Agreement is for the Parties to discuss matters relating to or in connection with the Futures Advisory Agreement, including the Goods and Services Agreements referred to therein (the “Futures Advisory Agreement”) entered into by the Parties dated _________, 2006 and the respective obligations of the Parties thereunder (“Purpose”), and to protect the confidential nature of such discussions. In order to facilitate discussions contemplated hereunder, Buffalo Lake may receive from, and provide to, CARGILL DIRECT and/or Cargill certain Confidential Information, as defined below. Each Party’s information is proprietary, secret, and confidential, and will be disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) on the following terms and conditions.

2. Definition of Confidential Information.

“Confidential Information” shall mean any and all business, technical, and financial information related to the Purpose set forth above and disclosed by one Party to the other Party, either directly or indirectly. Confidential Information may include, by way of example, but without limitation, products, specifications, formulae, equipment, business strategies, customer lists, know-how, drawings, pricing information, inventions, ideas, and other information, or its potential use, that is owned by or in possession of CARGILL DIRECT or Cargill on the one hand, or Buffalo Lake on the other hand.

Confidential Information shall not include that which: (a) is in the public domain prior to disclosure by Disclosing Party; (b) becomes part of the public domain, by publication or otherwise, through no unauthorized act or omission on the part of the Receiving Party; (c) is lawfully in the Receiving Party’s possession prior to disclosure by the Disclosing Party; or (d) is independently developed by an employee(s) of the Receiving Party with no access to the disclosed Confidential Information.

If Confidential Information is legally disclosed in confidence to the Receiving Party by a third party, then: (a) the Receiving Party shall have the right to use that portion of the above-mentioned Confidential Information so disclosed by the third party in connection with work done for that third party; and (b) such disclosure by that third party shall not place that portion of the above-mentioned Confidential Information in the public domain, and shall not relieve the Receiving Party of its obligations under this Agreement.

3. Obligations of Protection.

Proper and appropriate steps shall be taken and maintained by the Receiving Party, at all times, to protect the Confidential Information received. Dissemination of Confidential Information shall be limited to employees or agents that are directly involved with discussions contemplated by this Agreement, and even then only to such extent as is necessary and essential. The Parties shall inform their employees and agents of the confidential nature of the information disclosed hereunder and cause all such employees and agents to abide by the terms of this Agreement.

In addition, each Party may disclose Confidential Information regarding the Ethanol Facility and the performance of the Master Agreement, including the material terms thereof, to the Financing Parties as defined in the Master Agreement and to financial institutions and other Persons providing or expressing interest in providing debt financing or refinancing, lease financing and/or other credit support to Buffalo Lake in connection with the construction and operation of the Ethanol Facility, and to the agent or trustee of any of them, to existing or potential parties to Risk Management Transactions, as such term is defined in the Futures Advisory Agreement, and guarantors, to rating agencies, to Persons to which offering statements or other disclosure documents associated with the private or public offering of debt securities by or on behalf of Buffalo Lake are provided and to Persons that are potential equity transferees or purchasers of the Ethanol Facility; provided, however, that such Persons agree to bound by the terms hereof or otherwise agree to maintain the confidential nature of the information hereof in a manner reasonably acceptable to the Parties. Notwithstanding the foregoing, (i) each Party may publish information regarding the Master Agreement or the Ethanol Facility with the express written consent of the other Party, which consent shall not be unreasonably withheld, and (ii) each Party may provide information with respect to the Futures Advisory Agreement and the Ethanol Facility to its board members and equity owners consistent with its internal governance practices. Notwithstanding the foregoing, Buffalo Lake may disclose such information if requested by any governmental authority, if subject to a subpoena, or in connection with any litigation, arbitration or dispute.

4. Obligations of Non-disclosure.

The Receiving Party shall not disclose the Disclosing Party’s Confidential Information to any unauthorized party without prior express written consent of the Disclosing Party or unless required by law or court order. If a Party is required by law or court order to disclose Confidential Information of the other Party, they shall give the Disclosing Party prompt notice of such requirement so that an appropriate protective order or other relief may be sought.

5. Authorized Use and Ownership of Confidential Information.

Confidential Information will be used only in connection with discussions contemplated by this Agreement; no other use will be made of it by the Receiving Party, it being recognized that both Parties have reserved all rights to their respective Confidential Information not expressly granted herein.

All documents containing Confidential Information and provided by the Disclosing Party shall remain the property of the Disclosing Party, and all such documents, and copies thereof, shall be returned or destroyed upon the request of the Disclosing Party. Documents prepared by the Receiving Party using Confidential Information of the Disclosing Party, or derived therefrom, shall be destroyed upon request of the Disclosing Party, confirmation of which shall be provided in writing. The Receiving Party, however, may keep one copy of any document requested to be returned or destroyed in the files of its legal department or outside counsel for record purposes only.

6. Term of Disclosure and Duration of Confidentiality.

The period for disclosure of Confidential Information between the Parties under this Agreement shall be coterminous with the term of the Master Agreement. The obligations imposed by this Agreement, including but not limited to non-disclosure and non-use, however, shall endure for one (1) year from the expiration or earlier termination of the Master Agreement.

7. Ownership of Intellectual Property.

This Agreement is not, and is not intended to be, for the development of or the conception of inventions. Should the Parties hereto choose to pursue such activities, the Parties hereby agree to draft a subsequent written agreement for such activities.

Except as expressly provided herein, no license or right is granted hereby to the Receiving Party, by implication or otherwise, with respect to or under any patent application, patent, claims of patent or proprietary rights of the Disclosing Party.

8. General Provisions.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA (notwithstanding its principles of conflict of laws except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

This Agreement shall not be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns.

Failure to enforce any provisions of this Agreement shall not constitute a waiver of any of the terms and conditions hereof.

No amendment, modification, or waiver of the terms of this Agreement shall be binding unless placed in writing and duly executed by the Parties’ authorized representatives.

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The Parties, through their authorized representatives, hereby agree to the terms and conditions of this Confidentiality Agreement.

CARGILL COMMODITY SERVICES INC. d/b/a CARGILL DIRECT	BUFFALO LAKE ENERGY, LLC
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CARGILL, INCORPORATED
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